UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cboe Global Markets, Inc. (the “Company”) announced on March 24, 2021 the appointment of Bryan Harkins to Executive Vice President, President BIDS Trading. In connection with such appointment and change in role, on May 13, 2021 the Company granted Mr. Harkins a special one-time award of restricted stock units, with a grant date value of $200,000, which will vest on May 13, 2024, subject to Mr. Harkins’ continuous employment with the Company through such date.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The results of voting for each matter submitted to a vote of stockholders at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on May 13, 2021 are set forth below.

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	For	Against	Abstain	Broker Non-votes
Edward T. Tilly	73,592,762	5,799,653	1,394,618	9,194,034
Eugene S. Sunshine	75,026,497	5,087,449	673,087	9,194,034
William M. Farrow III	79,357,157	752,622	677,254	9,194,034
Edward J. Fitzpatrick	78,374,908	1,735,815	676,310	9,194,034
Ivan K. Fong	79,473,320	637,954	675,759	9,194,034
Janet P. Froetscher	75,442,752	4,668,957	675,324	9,194,034
Jill R. Goodman	78,961,975	1,149,232	675,826	9,194,034
Alexander J. Matturri, Jr.	79,261,813	848,508	676,712	9,194,034
Jennifer J. McPeek	79,322,764	789,964	674,305	9,194,034
Roderick A. Palmore	73,985,925	6,124,346	676,762	9,194,034
James E. Parisi	78,428,405	1,684,461	674,167	9,194,034
Joseph P. Ratterman	79,514,464	593,729	678,840	9,194,034
Jill E. Sommers	78,958,222	1,153,489	675,322	9,194,034
Fredric J. Tomczyk	78,620,715	1,490,211	676,107	9,194,034

Proposal Two

The advisory proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 73,306,284 shares voting for the proposal, 6,580,660 shares voting against the proposal, 900,089 shares abstaining from the vote on the proposal and 9,194,034 broker non-votes.

Proposal Three

The appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2021 fiscal year was ratified by a vote of 89,073,459 shares voting for the proposal, 353,988 shares voting against the proposal and 553,620 shares abstaining from the vote on the proposal.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01.Financial Statement and Exhibits.

(d) Exhibits

104      Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 18, 2021